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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported):   December 10, 1999
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                                    TRW Inc.
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               (Exact Name of Registrant as Specified in Charter)



           Ohio                          1-2384                 34-575430
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(State or Other Jurisdiction          (Commission           (I.R.S. Employer
     of Incorporation)                File Number)       Identification Number)



1900 Richmond Road, Cleveland, OH                                 44124
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(Address of Principal Executive Offices)                       (Zip Code)



Registrant's telephone number, including area code   (216) 291-7000
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          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events

         On December 10, 1999, TRW Inc. (the "Company") issued a press release announcing that the MARC(TM) product will no longer be part of the Company's ongoing warehouse management systems business. In addition, the Company will discontinue the sale of its Cybershield software security product line.

         As a result of these actions, in the fourth quarter of 1999 the Company will report a one-time, primarily noncash charge to earnings of approximately $50 million aftertax. In addition, in the fourth quarter TRW to date has reduced its holdings in RF Micro Devices (RFMD) stock to 18 percent resulting in a gain of approximately $110 million after tax.

         A copy of the press release is attached as Exhibit 99 and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits

         (a)  Not applicable.
         (b)  Not applicable.
         (c)  Exhibits.

              (99) Press release issued by TRW Inc., dated December 10, 1999.



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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       TRW Inc.



                                       By: /s/ Kathleen A. Weigand
                                          ----------------------------------
                                           Kathleen A. Weigand
                                           Vice President, Assistant General
                                           Counsel and Assistant Secretary



DATE:  December 10, 1999


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                                  EXHIBIT INDEX




Exhibit Number      Description
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     (99)           Press release issued by TRW Inc., dated December 10, 1999.